As filed with the Securities and Exchange Commission on May 23, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Bell Canada	BCE Inc.
(Exact Name of Co-Registrants as Specified in their Charter)

Canada	Canada
(Provinces or Other Jurisdictions of Incorporation or Organization)

1050	4813
(Primary Standard Industrial Classification Code Numbers)

98-0181584	26-2663280
(I.R.S. Employee Identification Nos.)

1, carrefour Alexander-Graham-Bell Building A, 8th Floor Verdun, Québec Canada H3E 3B3 (514) 870-8777	1, carrefour Alexander-Graham-Bell Building A, 8th Floor Verdun, Québec Canada H3E 3B3 (514) 870-8777
(Address, including postal code, and telephone number, including area code, of Co-Registrants’ principal executive office)

Puglisi & Associates 850 Library Avenue, Suite 204 Newark, Delaware 19711 (302) 738-6680	Puglisi & Associates 850 Library Avenue, Suite 204 Newark, Delaware 19711 (302) 738-6680
(Name, Address (Including Zip Code) and Telephone Number (Including Area Code) of Agent for Service in the United States)

Copies to:

Michel Lalande

Senior Vice-President, General Counsel and Corporate Secretary

BCE Inc. and Bell Canada

1, carrefour Alexander-Graham-Bell

Building A, 7th Floor

Verdun, Québec

Canada H3E 3B3

(514) 786-8424

Donald R. Crawshaw Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004 (212) 558-4000

Approximate date of commencement of proposed sale of the securities to the public: From time to time after this registration statement becomes effective.

Province of Québec, Canada

(Principal Jurisdiction Regulating this Offering)

It is proposed that this filing shall become effective (check appropriate box):

A. ☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B. ☒	at some future date (check appropriate box below):

	1. ☐	Pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than seven calendar days after filing).

	2. ☐	Pursuant to Rule 467(b) on ( ) at ( ) (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

	3. ☒	Pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

	4. ☐	After the filing of the next amendment to this form (if preliminary material is being filed).

If any of the securities being registered on this Form F-10 are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Debt Securities of Bell Canada	US$3,712,503,713 (2)	100%	US$3,712,503,713 (2)	US$172,113.92 (3)
Guarantee of BCE Inc. of Bell Canada Debt Securities	(4)	(4)	(4)	None

(1)	Estimated solely for purposes of calculating the registration fee.
(2)	This amount represents the U.S. dollar value of CDN$5,000,000,000 based on an exchange rate of US$1.00 = CDN$1.3468, the Bank of Canada daily exchange rate on May 17, 2019.
(3)

Pursuant to Rule 457(p) of the General Rules and Regulations under the Securities Act, Bell Canada is offsetting a total of US$277,841.53 of previously paid filing fees against the filing fee due under this Registration Statement. Bell Canada previously paid (i) US$121,913.42 in filing fees in respect of US$893,793,416 of debt securities registered under its Registration Statement on Form F-10 (No. 333-188525), initially filed on May 10, 2013 and declared effective on May 17, 2013, and remaining unsold, and (ii) US$155,928.11 in filing fees in respect of US$1,343,050,000 of debt securities registered under its Registration Statement on Form F-9 (No. 333-176092), initially filed on August 5, 2011 and declared effective on August 15, 2011, and remaining unsold.

(4)	No separate consideration will be received for the guarantee of BCE Inc. of the debt securities of Bell Canada, and so no separate fee is payable with respect to the guarantee.

Pursuant to Rule 429 under the Securities Act, the prospectus contained in this registration statement relates to securities registered under Registration Statements Nos. 333-223660, 333-213603, 333-199993, 333-188525 and 333-176092.

The Co-Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act of 1933 (the “Securities Act”) or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED

TO OFFEREES OR PURCHASERS

The information in this short form base shelf prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. We may not sell these securities until the registration statement becomes effective. This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Bell Canada at 1, Carrefour Alexander-Graham-Bell, Building A, 7th Floor, Verdun (Québec) H3E 3B3, 514-786-8424 and are also available electronically at www.sedar.com.

Preliminary Short Form Base Shelf Prospectus

May 23, 2019

Bell Canada

$5,000,000,000

Debt Securities

(UNSECURED)

Unconditionally guaranteed as to payment of principal,

interest and other payment obligations by BCE Inc.

Debt securities consisting of debentures, notes and/or other unsecured evidences of indebtedness or other instruments (collectively, the “Debt Securities” and each, individually, a “Debt Security”) of Bell Canada (the “Corporation” or “Bell Canada”) may be offered under this short form base shelf prospectus (the “Prospectus”) from time to time in one or more series or issues in an aggregate amount of up to $5,000,000,000 (or the equivalent thereof in other currencies based on the applicable exchange rate at the time of the offering) calculated on the basis of the principal amount of the Debt Securities issued by Bell Canada, in the case of interest bearing Debt Securities, or on the basis of the gross proceeds received by Bell Canada, in the case of non-interest bearing Debt Securities, during the 25-month period that this Prospectus, including any amendments to this Prospectus, remains valid. The Debt Securities will either be Debt Securities that will rank pari passu, except as to sinking funds, if any, with all other unsecured and unsubordinated indebtedness of Bell Canada or Debt Securities that will be subordinated in right of payment to the prior payment in full of all Senior Debt (as defined in this Prospectus) of Bell Canada. Payment of principal, interest and other payment obligations under the Debt Securities will be fully and unconditionally guaranteed by BCE Inc. (“BCE” or the “Guarantor”). The obligations of the Guarantor under such guarantee will constitute direct unsecured obligations of the Guarantor and will either rank pari passu with all other unsecured and unsubordinated obligations of the Guarantor or be subordinated in right of payment to the prior payment in full of all Senior Guaranteed Obligations (as defined in this Prospectus) of the Guarantor.

The Debt Securities may be offered in an amount and on such terms as may be determined from time to time depending on market conditions and other factors. The specific variable terms of any offering of Debt Securities (including, where applicable and without limitation, the specific designation, the aggregate principal amount being offered, the currency, the issue and delivery date, the maturity date, the issue price (or the manner of determination thereof if offered on a non-fixed price basis), the interest rate (either fixed or floating and, if floating, the manner of calculation thereof), the interest payment date(s), the redemption, repayments, exchange or conversion provisions (if any), the repayment terms, the method of distribution, the form (either global or definitive), the authorized denominations and any other terms in connection with the offering and sale of the Debt Securities) will be set forth in one or more prospectus supplements or pricing supplements (collectively or individually, as the case may be, a “Prospectus Supplement”) which will accompany this Prospectus. A Prospectus Supplement may include specific variable terms pertaining to the Debt Securities that are not within the alternatives and parameters described in this Prospectus.

All shelf information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Debt Securities to which the Prospectus Supplement pertains.

Bell Canada may sell the Debt Securities to or through underwriters or dealers purchasing as principals and may also sell the Debt Securities to one or more purchasers directly or through agents. The Prospectus Supplement relating to a particular series or issue of Debt Securities will identify each underwriter, dealer or agent engaged by Bell Canada, as the case may be, in connection with the offering and sale of that series or issue, and will set forth the terms of the offering of such series or issue, the method of distribution of such series or issue, including, to the extent applicable, the proceeds to Bell Canada and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution. See “Plan of Distribution”.

Unless otherwise specified in an applicable Prospectus Supplement, the Debt Securities will not be listed on any securities exchange. There is currently no market through which the Debt Securities may be sold and purchasers may not be able to resell the Debt Securities purchased under this Prospectus. This may affect the pricing of these Debt Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Debt Securities, and the extent of issuer regulation. See “Risk Factors”.

Bell Canada’s head and registered office is located at 1, Carrefour Alexander-Graham-Bell, Building A, 7th Floor, Verdun (Québec) H3E 3B3.

Unless otherwise specifically stated, all dollar amounts in this Prospectus are expressed in Canadian dollars.

Bell Canada and BCE are permitted, under a multijurisdictional disclosure system adopted by the United States, to prepare this Prospectus in accordance with Canadian disclosure requirements, which are different from those of the United States. BCE prepares its financial statements in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (the “IASB”), and they may be subject to Canadian auditing and auditor independence standards. They may not be comparable to financial statements of U.S. companies.

Owning the Debt Securities may subject you to tax consequences both in the United States and Canada. This Prospectus or any applicable Prospectus Supplement may not describe these tax consequences fully. You should read the tax discussion in any applicable Prospectus Supplement.

Your ability to enforce civil liabilities under the U.S. federal securities laws may be affected adversely because Bell Canada and BCE are incorporated in Canada, some of their officers and directors and some of the experts named in this Prospectus are Canadian residents, and a substantial portion of Bell Canada’s and BCE’s assets is located in Canada.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities regulator has approved or disapproved the Debt Securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

WHERE YOU CAN FIND MORE INFORMATION

In addition to its continuous disclosure obligations under the securities laws of the provinces of Canada, BCE is subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the SEC. Under the multijurisdictional disclosure system adopted by the United States, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. Such reports and other information, when filed by BCE in accordance with such requirements, can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operations of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

Bell Canada and BCE have filed with the SEC a Registration Statement on Form F-10 (the “Registration Statement”) under the U.S. Securities Act of 1933, as amended, with respect to the Debt Securities and of which this Prospectus is a part. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Reference is made to the Registration Statement and the exhibits thereto for further information with respect to Bell Canada and BCE and the Debt Securities.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference into this Prospectus from documents filed with securities commissions or similar authorities in Canada and filed with or furnished to the SEC. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of the Corporation at the address set forth on the cover page of this Prospectus, and are also available electronically at www.sedar.com (“SEDAR”).

The following documents, filed by Bell Canada or BCE, as the case may be, with securities commissions or similar authorities in each of the provinces of Canada, as amended from time to time and filed with or furnished to the SEC, are specifically incorporated by reference into, and form an integral part of, this Prospectus:

(a)	Bell Canada’s unaudited Selected Summary Financial Information for the years ended December 31, 2018 and 2017, filed on SEDAR under the document type “Other” on March 13, 2019;

(b)

BCE’s audited consolidated financial statements as at December 31, 2018, December 31, 2017 and January 1, 2017 and for each of the two years in the period ended December 31, 2018 and notes related thereto, and the Report of Independent Registered Public Accounting Firm thereon and the Report of Independent Registered Public Accounting Firm on BCE’s internal control over financial reporting as of December 31, 2018;

(c)	BCE’s Management’s Discussion and Analysis for the years ended December 31, 2018 and 2017 (the “BCE 2018 Annual MD&A”);

(d)	Bell Canada’s unaudited Selected Summary Financial Information for the three-month periods ended March 31, 2019 and 2018, filed on SEDAR under the document type “Other” on May 2, 2019;

(e)	BCE’s unaudited interim consolidated financial statements for the three-month periods ended March 31, 2019 and 2018;

(f)	BCE’s Management’s Discussion and Analysis for the three-month periods ended March 31, 2019 and 2018 (the “BCE 2019 First Quarter MD&A”);

(g)	BCE’s Annual Information Form dated March 7, 2019 for the year ended December 31, 2018;

(h)	BCE’s Management Proxy Circular dated March 7, 2019 in connection with the annual general meeting of the shareholders of BCE held on May 2, 2019;

(i)	any and all Prospectus Supplements in respect of this Prospectus as of the date of each such Prospectus Supplement; and

(j)	to the extent permitted by applicable securities laws, any other documents which Bell Canada elects to incorporate by reference into this Prospectus.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference into this Prospectus modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to prevent a statement that is made from being false or misleading in the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

Any document of the type required by National Instrument 44-101 – Short Form Prospectus Distributions to be incorporated by reference into a short form prospectus, including any annual information forms, material change reports (except confidential material change reports), business acquisition reports, interim financial statements, annual financial statements (in each case, including exhibits containing updated earnings coverage information) and the independent registered public accounting firm’s report thereon, management’s discussion and analysis and information circulars of BCE filed by BCE with securities commissions or similar authorities in Canada after the date of this Prospectus and prior to the completion or withdrawal of any offering under this Prospectus shall be deemed to be incorporated by reference into this Prospectus.

Any material change report (excluding any confidential material change report), Prospectus Supplement in respect of this Prospectus and selected summary financial information filed by Bell Canada with the various securities commissions or similar securities regulatory authorities in Canada after the date of this Prospectus and prior to the completion or withdrawal of any offering under this Prospectus shall be deemed to be incorporated by reference into this Prospectus.

In addition, any such documents which are filed with or furnished to the SEC by BCE in its periodic reports on Form 6-K or annual report on Form 40-F after the date of this Prospectus shall be deemed to be incorporated by reference into this Prospectus and the Registration Statement of which this Prospectus forms a part if and to the extent expressly provided in such report.

Pursuant to the exemption provided under Section 13.4 of National Instrument 51-102 – Continuous Disclosure Obligations, Bell Canada does not file with the securities commissions and similar securities regulatory authorities in Canada separate continuous disclosure information regarding Bell Canada except for: (a) the selected summary financial information referred to above, and (b) a material change report for a material change in respect of the affairs of Bell Canada that is not also a material change in the affairs of BCE.

Upon a new annual information form and the related annual audited consolidated financial statements together with the independent registered public accounting firm’s report thereon and management’s discussion and analysis related thereto being filed by BCE, and upon new selected summary financial information being filed by Bell Canada, with the applicable securities regulatory authorities during the currency of this Prospectus, the previous annual information form, the previous annual audited consolidated financial statements and all interim financial statements, annual and quarterly management’s discussions and analyses, material change reports and selected summary financial information filed by BCE or Bell Canada, as the case may be, prior to the commencement of BCE’s financial year in which the new annual information form was filed, no longer shall be deemed to be incorporated by reference in this Prospectus for the purpose of future offers and sales of Debt Securities hereunder.

A Prospectus Supplement containing the specific terms of an offering of Debt Securities, updated disclosure of earnings coverage ratio, if applicable, and other information in relation to the Debt Securities will be delivered to purchasers of such Debt Securities together with this Prospectus and shall be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement solely for the purposes of the offering of the Debt Securities covered by that Prospectus Supplement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated herein by reference contain forward-looking statements about Bell Canada’s and BCE’s business outlook, objectives, strategies, plans, strategic priorities and results of operations as well as other statements that are not historical facts. A statement we make is forward-looking when it uses what we know and expect today to make a statement about the future. Forward-looking statements are typically identified by the words assumption, goal, guidance, objective, outlook, project, strategy, target and other similar expressions or future or conditional verbs such as aim, anticipate, believe, could, expect, intend, may, plan, seek, should, strive and will. All such forward-looking statements are made pursuant to the “safe harbour” provisions of applicable Canadian securities laws and of the United States Private Securities Litigation Reform Act of 1995.

Unless otherwise indicated by us, forward-looking statements contained in this Prospectus describe Bell Canada’s and BCE’s expectations, as applicable, as at the date of this Prospectus and forward-looking statements contained in the documents incorporated herein by reference describe Bell Canada’s and BCE’s expectations, as applicable, as of the date of such documents, unless otherwise indicated in such documents. Except as may be required by Canadian securities laws, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Forward-looking statements, by their very nature, are subject to inherent risks and uncertainties and are based on several assumptions, both general and specific, which give rise to the possibility that actual results or events could differ materially from our expectations expressed in or implied by such forward-looking statements and that Bell Canada’s and BCE’s business outlook, objectives, strategies, plans, strategic priorities, results of operations and other statements that are not historical facts may not be achieved. As a result, we cannot guarantee that any forward-looking statement will materialize and we caution prospective investors against relying on any of these forward-looking statements. Forward-looking statements are provided in this Prospectus and in the documents incorporated by reference for the purpose of assisting investors and others in understanding our business outlook, objectives, strategies, plans and strategic priorities as well as our anticipated operating environment. Readers are cautioned, however, that such information may not be appropriate for other purposes.

Forward-looking statements made in this Prospectus and in the documents incorporated herein by reference are based on a number of assumptions that BCE or Bell Canada, as applicable, believed were reasonable on the day they made the forward-looking statements. Refer, in particular, to the sections of the BCE 2018 Annual MD&A entitled “Business outlook and assumptions” on pages 46, 47, 62, 67, 68 and 73 of the BCE 2018 Annual Report, as updated in the BCE 2019 First Quarter MD&A in the sections entitled “Assumptions” on pages 4, 13, 17 and 19 of BCE’s shareholder report for the first quarter of 2019 (the “BCE 2019 First Quarter Shareholder Report”), for a discussion of certain key economic, market and operational assumptions that BCE or Bell Canada have made in preparing forward-looking statements, as such disclosure shall be updated from time to time in BCE’s and Bell Canada’s continuous disclosure documents incorporated by reference herein. If our assumptions turn out to be inaccurate, our actual results could be materially different from what we expect.

Important factors that could cause actual results or events to differ materially from those expressed in or implied by the forward-looking statements contained in this Prospectus or the documents incorporated by reference are disclosed in section 9 entitled “Business risks” of the BCE 2018 Annual MD&A included on pages 93 to 99 of the BCE 2018 Annual Report, as well as in the other sections of the BCE 2018 Annual MD&A referred to therein, as updated in sections 6 and 7 of the BCE 2019 First Quarter MD&A entitled “Regulatory environment” and “Business risks”, respectively, on pages 26, 27 and 28 of the BCE 2019 First Quarter Shareholder Report, as such disclosure shall be updated from time to time in BCE’s and Bell Canada’s continuous disclosure documents incorporated by reference herein.

Readers are cautioned that the risks referred to above are not the only ones that could affect BCE and Bell Canada. Additional risks and uncertainties not currently known to BCE or Bell Canada or that BCE or Bell Canada currently deem to be immaterial may also have a material adverse effect on BCE’s or Bell Canada’s financial position, financial performance, cash flows, business or reputation.

Except as otherwise indicated by us, forward-looking statements do not reflect the potential impact of any special items or of any dispositions, monetizations, mergers, acquisitions, other business combinations or other transactions that may be announced or that may occur after the date hereof. The financial impact of these transactions and special items can be complex and depends on the facts particular to each of them. We therefore cannot describe the expected impact in a meaningful way or in the same way we present known risks affecting our business.

INTERCORPORATE RELATIONSHIPS

Bell Canada was incorporated by special act of the Parliament of Canada in 1880 and continued under the Canada Business Corporations Act (the “CBCA”) effective April 21, 1982. Bell Canada is also legally designated “The Bell Telephone Company of Canada” or “La Compagnie de Téléphone Bell du Canada” and its head and registered office is located at 1, Carrefour Alexander-Graham-Bell, Building A, 7th Floor, Verdun (Québec) H3E 3B3.

BCE was incorporated in 1970 and was continued under the CBCA in 1979. It is governed by a certificate and articles of amalgamation dated August 1, 2004, as amended. BCE’s head and registered office is located at 1, Carrefour Alexander-Graham-Bell, Building A, 8th Floor, Verdun (Québec) H3E 3B3.

The table below shows BCE’s main subsidiaries, where they are incorporated or registered, and the percentage of voting securities directly or indirectly held by BCE. BCE has other subsidiaries, but they have not been included in the table because each represents 10% or less of its total consolidated assets and 10% or less of its total consolidated operating revenues. These other subsidiaries together represented 20% or less of BCE’s total consolidated assets and 20% or less of BCE’s total consolidated operating revenues at March 31, 2019.

SUBSIDIARY	WHERE IT IS INCORPORATED OR REGISTERED	PERCENTAGE OF VOTING SECURITIES HELD BY BCE (1)
Bell Canada	Canada	100%
Bell Mobility Inc.	Canada	100%
Bell Media Inc.	Canada	100%

(1)

BCE directly holds 94.1% of the voting securities of Bell Canada and indirectly holds the remaining 5.9% through its wholly-owned subsidiary, Bell MTS Inc. BCE indirectly holds all the voting securities of: (i) Bell Mobility Inc. (“Bell Mobility”) through Bell Canada, which in turn indirectly holds all the voting securities of Bell Mobility through its wholly-owned subsidiary, Bell Mobility Holdings Inc.; and (ii) Bell Media Inc. (“Bell Media”) through Bell Canada.

BUSINESS OF THE CORPORATION AND OF THE GUARANTOR

BCE is Canada’s largest communications company, providing residential, business and wholesale customers with a wide range of solutions to all their communications needs. BCE reports the results of its operations in three segments: Bell Wireless, Bell Wireline and Bell Media. Bell Wireless provides integrated wireless voice and data communications products and services to BCE’s residential, small and medium-sized business and large enterprise customers across Canada. Bell Wireline provides data, including Internet access and Internet protocol television (IPTV), local telephone, long distance, as well as other communications services and products to BCE’s residential, small and medium-sized business and large enterprise customers, primarily in Ontario, Québec, the Atlantic provinces and Manitoba, while satellite television (“TV”) service and connectivity to business customers are available nationally across Canada. In addition, this segment includes BCE’s wholesale business, which buys and sells local telephone, long distance, data and other services from or to resellers and other carriers. Bell Media provides conventional TV, specialty TV, pay TV and streaming services, digital media services, radio broadcasting services and out-of-home advertising services to customers nationally across Canada.

Additional information about BCE’s and Bell Canada’s business is included in the documents incorporated by reference into this Prospectus.

CONSOLIDATED CAPITALIZATION

The following table sets forth the consolidated capitalization of BCE (a) as at March 31, 2019 on an actual basis and (b) as at March 31, 2019 as adjusted to take into account (i) the issuance by Bell Canada of US$600,000,000 principal amount ($808,560,000 in Canadian dollars converted using the Bank of Canada average daily exchange rate at May 7, 2019 of US$1.00 equals $1.3476) of 4.300% Series US-2 Notes, due July 29, 2049, (ii) the issuance by Bell Canada of $600,000,000 principal amount of 2.75% Debentures, Series M-49, due January 29, 2025 and (iii) the expected redemption of Bell Canada’s $1,000,000,000 principal amount of 3.25% Debentures, Series M-27, due June 17, 2020 and Bell Canada’s $400,000,000 principal amount of 3.54% Debentures, Series M-37, due June 12, 2020.

	As at March 31, 2019 Actual	As at March 31, 2019 As Adjusted
	($ millions)	($ millions)
Debt due within one year	5,485	5,485

Long-term debt	22,016	22,025

Total debt	27,501	27,510

Equity
Preferred shares	4,004	4,004
Common shares	20,067	20,067
Contributed surplus	1,153	1,153
Accumulated other comprehensive income	20	20
Deficit	(5,015)	(5,015)
Non-controlling interest	309	309
Total equity	20,538	20,538
Total consolidated capitalization	48,039	48,048

As at March 31, 2019, the total consolidated debt of Bell Canada was $27,731 million. Included in this amount is $262 million due to a related party, Bell MTS Inc., at March 31, 2019. There has been no material change in the share and loan capital of Bell Canada since March 31, 2019, other than with respect to the transactions referred to above.

USE OF PROCEEDS

The use of proceeds from the sale of any Debt Securities will be described in a Prospectus Supplement relating to the specific issuance of Debt Securities. Bell Canada may use proceeds from the sale of Debt Securities hereunder for repayment of indebtedness, to fund capital expenditures or acquisitions and for other general corporate purposes.

DESCRIPTION OF THE DEBT SECURITIES

General

The terms and conditions set forth in this “Description of the Debt Securities” section will apply to each Debt Security unless otherwise specified in a Prospectus Supplement.

The Debt Securities are issuable, in one or more series or issues, from time to time at the discretion of Bell Canada, at prices and on terms determined at the time of issue in an aggregate amount not to exceed $5,000,000,000 (or the equivalent thereof in other currencies based on the applicable exchange rate at the time of the offering) calculated on the basis of the principal amount of the Debt Securities issued by Bell Canada, in the case of interest bearing Debt Securities, or on the basis of the gross proceeds received by Bell Canada, in the case of non-interest bearing Debt Securities, during the 25-month period that this Prospectus, including any amendments to this Prospectus, remains valid. The Debt Securities will have maturities of not less than one year from the date of issue and can be issued at par (100% of the principal amount thereof), at a discount or at a premium.

The Debt Securities may be offered in an amount and on such terms as may be determined from time to time depending on market conditions and other factors. The specific variable terms of any offering of Debt Securities (including, where applicable and without limitation, the specific designation, the aggregate principal amount being offered, the currency, the issue and delivery date, the maturity date, the issue price (or the manner of determination thereof if offered on a non-fixed price basis), the interest rate (either fixed or floating and, if floating, the manner of calculation thereof), the interest payment date(s), the redemption, repayment, exchange or conversion provisions (if any), the repayment terms, the governing law, the name and compensation of the trustees, agents, underwriters or dealers, the method of distribution, the form (either global or definitive), the authorized denominations and any other terms in connection with the offering and sale of the Debt Securities), as well as any modifications of or additions to the general terms of the Debt Securities described in this Prospectus which may be applicable to a particular offering of Debt Securities, will be set forth in a Prospectus Supplement. Bell Canada also reserves the right to include in a Prospectus Supplement specific variable terms pertaining to the Debt Securities which are not within the options and parameters set forth in this Prospectus. Reference is made to the applicable Prospectus Supplement for a description of the specific variable terms of any offering of Debt Securities. Bell Canada may also, from time to time, issue debt securities and incur additional indebtedness otherwise than through the issue of Debt Securities offered pursuant to this Prospectus.

The Debt Securities which may be offered hereunder will consist of:

(i)

unsubordinated Debt Securities that will rank pari passu with all other unsecured and unsubordinated indebtedness of Bell Canada. Such unsubordinated Debt Securities may be issued under an indenture dated as of November 28, 1997 and indentures supplemental thereto executed by Bell Canada in favour of CIBC Mellon Trust Company, as trustee (as amended and supplemented from time to time in accordance with the terms thereof, the “MTN Indenture”), or an indenture dated as of September 12, 2016 entered into among Bell Canada, as issuer, BCE, as guarantor, and The Bank of New York Mellon, as trustee (as amended and supplemented from time to time in accordance with the terms thereof, the “U.S. Indenture”). Debt Securities issued under the MTN Indenture are hereinafter referred to as the “MTN Debentures”, and Debt Securities issued under the U.S. Indenture are hereinafter referred to as the “U.S. Debentures”; or

(ii)

subordinated Debt Securities which are subordinated in right of payment to the prior payment in full of all Senior Debt (as defined hereinafter). Such subordinated Debt Securities will be issued under an indenture dated as of April 17, 1996 and indentures supplemental thereto executed by Bell Canada in favour of Montreal Trust Company (the predecessor company of Computershare Trust Company of Canada), as trustee (as amended and supplemented from time to time in accordance with the terms thereof, the “Subordinated Indenture”). Debt Securities issued under the Subordinated Indenture are hereinafter referred to as the “Subordinated Debentures”.

Unsubordinated Debt Securities may also be issued under a distinct trust indenture or without the benefit of a trust indenture. The terms and conditions applicable to unsubordinated Debt Securities issued under a distinct trust indenture or without the benefit of a trust indenture will be set forth in such trust indenture or in the specific Debt Security, as the case may be, and summarized in the applicable Prospectus Supplement. Such terms and conditions may vary from those which apply to MTN Debentures and U.S. Debentures.

Notwithstanding the foregoing, only MTN Debentures, U.S. Debentures and Subordinated Debentures may be offered or sold in the United States.

The MTN Indenture, the U.S. Indenture and the Subordinated Indenture are sometimes referred to herein individually as an “Indenture” and collectively as the “Indentures”. The MTN Debentures, the U.S. Debentures and the Subordinated Debentures are sometimes referred to herein collectively as the “Debentures”. CIBC Mellon Trust Company, Computershare Trust Company of Canada, The Bank of New York Mellon and any other trustee or co-trustee under the MTN Indenture, the U.S. Indenture or the Subordinated Indenture, acting in such capacity for a particular series of MTN Debentures, U.S. Debentures or Subordinated Debentures, are each sometimes referred to herein as the “Trustee”.

The following summaries of certain provisions of the Indentures and the Debentures do not purport to be complete in every detail, and are subject to and qualified in their entirety by the detailed provisions of the Indentures. Reference should be made to the Indentures for a full description of such provisions, including the definition of certain terms used herein, and for other information regarding the Debentures.

The Indentures

The following paragraphs, except where otherwise indicated, summarize certain provisions of the Indentures which are generally substantially similar.

Form and Denominations

The Debentures of any series or issue may be issued in the form of fully-registered definitive securities (the “Definitive Securities”) in denominations of $1,000 (in the case of the U.S. Debentures, U.S.$1,000) and integral multiples thereof or in such other forms and denominations as may be provided for by the terms of the Debentures of any particular series or issue and set forth in the applicable Prospectus Supplement. The Indentures also provide that Debentures of any series or issue may be issued in the form of one or more fully-registered global securities (the “Global Securities”), or in any combination of Definitive Securities and Global Securities.

Open Market Purchases

Bell Canada will have the right at any time and from time to time to purchase Debentures in the market, by tender or by private contract at any price.

Payment of Principal and Interest

Bell Canada will pay the principal of and premium, if any, and interest, if any, on the Debentures at the dates and places, in the currencies and in the manner described in the Debentures and in the Indentures. Unless otherwise provided in the terms of the Debentures of any series or issue and set forth in the applicable Prospectus Supplement, payment of interest, if any, on each Debenture will be made by electronic funds transfer or by cheque mailed to the address of the holder of each Debenture appearing on the registers maintained by the Trustee.

Payments made in respect of Debentures represented by Global Securities registered in the name of a depository or its nominee will be made to such depository or its nominee, as the case may be, as the registered holder of such Global Securities.

Payments of principal of and premium, if any, on Debentures will be made against presentation and surrender thereof for cancellation at such places as are designated in the Debentures.

Book-entry and other indirect holders should consult their banks, brokers or other financial institutions for information on how they will receive payments.

Right of Trustee to Enforce Payment

If Bell Canada fails to pay to the Trustee on demand, following a declaration made by the Trustee as described below under “Events of Default”, the principal of and premium, if any, and interest, if any, on MTN Debentures or Subordinated Debentures, as the case may be, then issued and outstanding under the applicable Indenture, the Trustee may, in its discretion, and shall upon the request in writing of the holders of not less than 25% of the principal amount of MTN Debentures or Subordinated Debentures, as the case may be, issued and outstanding under the applicable Indenture, and upon being indemnified to its reasonable satisfaction against all costs, expenses and liabilities to be incurred, proceed in its name as Trustee to obtain or enforce payment of the said principal and premium, if any, and interest, if any, on all outstanding MTN Debentures or Subordinated Debentures, as the case may be, under the applicable Indenture, together with other amounts due under such Indenture, by any remedy or proceeding authorized by the Indenture.

If an event of default with respect to U.S. Debentures of a series then issued and outstanding under the U.S. Indenture occurs and is continuing, the Trustee may, in its discretion, and shall upon the request in writing of the holders of not less than 25% of the principal amount of such series of U.S. Debentures issued and outstanding, and upon being indemnified to its reasonable satisfaction against all costs, expenses and liabilities to be incurred, proceed in its name as Trustee to protect and enforce its rights and the rights of the holders of such Debentures by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights.

Holders of MTN Debentures, Subordinated Debentures or U.S. Debentures of a series issued under the Indentures may not institute any action or proceeding or exercise any other remedy authorized by the Indentures, including an action to enforce the Indentures or the MTN Debentures, Subordinated Debentures or series of U.S. Debentures, except as provided in the Indentures. Notwithstanding the foregoing, any holder of Debentures may institute suit for the enforcement of any payment of principal or interest on or after the respective due dates expressed in such Debentures.

Guarantee

The Guarantor has irrevocably and unconditionally guaranteed the full and timely payment when due, whether at stated maturity, by required payment, acceleration, declaration, demand or otherwise, of all of the payment obligations of Bell Canada under the MTN Indenture and Subordinated Indenture, and the Guarantor has fully, irrevocably and unconditionally guaranteed the full and prompt payment when due, whether at stated maturity, by required payment, acceleration, declaration, demand or otherwise, of all of the payment obligations of Bell Canada under the U.S. Indenture, in each case existing at the time the Guarantor entered into such guarantee and, unless otherwise provided in a supplemental trust indenture, incurred thereafter (the “Guarantee”). Such Guarantee therefore includes all of the payment obligations of Bell Canada under the Debt Securities in accordance with the terms of such Debt Securities and of the Indentures. The Guarantor has agreed that its obligations under the Guarantee shall be irrevocable and unconditional, irrespective of, shall not be affected or limited by, and shall not be subject to any defense, set-off, counterclaim or termination by reason of: (i) the legality, genuineness, validity, regularity or enforceability of the Guarantee or the liabilities of Bell Canada guaranteed thereby; (ii) any provision of applicable law or regulation prohibiting the payment by Bell Canada of the Debt Securities; or (iii) any other fact or circumstance which might otherwise constitute a defense to a guarantee. Under the MTN Indenture and the Subordinated Indenture, the Guarantor has no right of subrogation, reimbursement or indemnity whatsoever against Bell Canada, nor any right of recourse to security for its obligations under the Guarantee, unless and until all Debt Securities have been finally and irrevocably paid in full. Under the U.S. Indenture, the Guarantor is subrogated to all rights of the holders of U.S. Debentures of each series against Bell Canada in respect of any amounts paid to such holder by the Guarantor pursuant to the provisions of the Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of (and premium, if any) and interest on all U.S. Debentures of such series have been paid in full. The obligations of the Guarantor under the Indentures and the Guarantee shall be continuing obligations. The liability of the Guarantor shall be discharged or satisfied only upon full payment and performance by either Bell Canada or the Guarantor of all the payment obligations of Bell Canada under the Debt Securities.

Governing Law

The MTN Indenture and the Subordinated Indenture are governed by the laws of the Province of Québec and the laws of Canada applicable therein. The U.S. Indenture is governed by the laws of the State of New York.

MTN Indenture

The following paragraphs summarize certain provisions of the MTN Indenture in addition to the provisions summarized in “Description of the Debt Securities — The Indentures”.

Covenants

The MTN Indenture contains covenants to the following effect:

(1)

Limitation on Liens. Subject to the exception set forth in paragraph (2) below, Bell Canada will not issue, assume or guarantee any Debt secured by, and will not after the date of the MTN Indenture secure any Debt by, a Mortgage upon any property of Bell Canada (whether now owned or hereafter acquired), without in any such case effectively providing concurrently therewith that the MTN Debentures (together with any other Debt of Bell Canada which may then be outstanding and entitled to the benefit of a covenant similar in effect to this covenant) shall be secured equally and rateably with such Debt; provided, however, that the foregoing restrictions shall not apply to Debt secured by:

(i)	Purchase Money Mortgages;

(ii)

Mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with Bell Canada or at the time of a sale, lease or other disposition to Bell Canada of the properties of a corporation as an entirety or substantially as an entirety;

(iii)	Mortgages on current assets of Bell Canada securing Current Debt of Bell Canada; or

(iv)

any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Mortgage referred to in the foregoing clauses (i) or (ii) or any Mortgage existing at the date of the MTN Indenture, provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Mortgage so extended, renewed or replaced (plus improvements on such property).

(2)

Additional Permitted Liens. In addition to Mortgages permitted by paragraph (1) above, Bell Canada may issue, assume or guarantee any Debt secured by, or secure after the date of the MTN Indenture any Debt by, a Mortgage upon any property of Bell Canada (whether now owned or hereafter acquired) if, after giving effect thereto, the aggregate principal amount of Debt secured by Mortgages of Bell Canada permitted only by this paragraph (2) does not at such time exceed 5% of the Net Worth of Bell Canada.

The terms “Current Debt”, “Debt”, “Mortgage”, “Net Worth of Bell Canada” and “Purchase Money Mortgage” are defined in the MTN Indenture.

Consolidation, Merger, Conveyance or Transfer

The MTN Indenture provides that Bell Canada will not consolidate with, amalgamate with or merge into any other person and will not transfer or convey its properties and assets as a whole or substantially as a whole to any person, unless (i) the successor corporation or person that acquires all or substantially all the assets of Bell Canada is a corporation, partnership or trust organized and existing under the laws of Canada or any province or territory thereof and expressly assumes all of the covenants to be performed by Bell Canada under the Indenture (except where such assumption is deemed to have occurred by the sole operation of law), and (ii) immediately after giving effect to such transaction, no event of default under the MTN Indenture, and no event which, after notice or lapse of time, or both, would become an event of default under the MTN Indenture, shall have happened and be continuing.

Modification

The rights of the holders of MTN Debentures under the MTN Indenture may in certain circumstances be modified. For that purpose, among others, the MTN Indenture contains provisions making extraordinary resolutions binding upon all holders of MTN Debentures issued thereunder. “Extraordinary Resolution” is defined, in effect, as a resolution passed at a meeting of such holders by the affirmative votes of the holders of at least 66 2/3% of the principal amount of MTN Debentures voted on the resolution at a meeting of holders at which a quorum, as specified in the MTN Indenture, is present or as one or more instruments in writing signed by the holders of at least 66 2/3% in principal amount of all outstanding MTN Debentures. In certain cases, modifications may require separate extraordinary resolutions of the holders of a specific series of MTN Debentures outstanding under the MTN Indenture.

Holders of at least 50% in principal amount of the outstanding MTN Debentures will constitute a quorum for a meeting of holders with respect to an Extraordinary Resolution. In the absence of a quorum, the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting. Not less than five days’ notice shall be given of the time and place of such adjourned meeting. At the adjourned meeting, the holders of MTN Debentures present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally called.

Certain changes can be made only with the consent of each holder of an outstanding series of MTN Debentures. In particular, each holder must consent to changes in the right of a holder of MTN Debentures to receive payment of the principal of and interest on such MTN Debentures, on or after the respective due dates expressed in such MTN Debentures, or to institute suit for the enforcement of any such payment on or after such respective dates.

Events of Default

The MTN Indenture provides that any of the following constitutes an event of default: (i) default in the payment of the principal of or premium, if any, on any MTN Debenture when the same becomes due and payable and continuation of such default for a period of five days; (ii) default in the payment of any installment of interest on any MTN Debenture when the same becomes due and payable and continuation of such default for a period of 90 days; (iii) default in the payment of any purchase or sinking fund installment on any MTN Debenture when the same shall become due and payable and continuation of such default for a period of 30 days; (iv) default in the performance or observance of any covenant, agreement or condition of the MTN Indenture and continuation of such default for a period of 90 days after written notice has been given by the Trustee to Bell Canada specifying such default and requiring Bell Canada to remedy the same or after written notice by the holders of not less than 25% in principal amount of the MTN Debentures at the time outstanding; (v) certain events of insolvency or bankruptcy and, in certain cases, continuation of such events for a period of 60 days; and (vi) default, as defined in one or more instruments evidencing indebtedness for borrowed money of Bell Canada, shall happen and be continuing in relation to indebtedness in excess of 5% of the aggregate principal amount of all outstanding indebtedness for borrowed money of Bell Canada, and (a) shall consist of a failure to make any payment of principal at maturity or (b) shall have resulted in the acceleration of such indebtedness so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable.

If an event of default has occurred under the MTN Indenture and is continuing, the Trustee may in its discretion and shall upon the request in writing of the holders of at least 25% of the principal amount of the MTN Debentures issued and outstanding under the MTN Indenture, subject to any waiver of default under the MTN Indenture, by notice in writing to Bell Canada declare the principal and interest on all MTN Debentures then outstanding under the MTN Indenture and other money payable thereunder to be due and payable.

Transfer Agent and Registrar

The register for the MTN Debentures will be kept at the principal office of BNY Trust Company of Canada acting as administrative agent for CIBC Mellon Trust Company, in Montréal, and facilities for registration, exchange and transfer of the MTN Debentures will be maintained at its offices in Montréal, Québec, Toronto, Ontario, Vancouver, British Columbia and Calgary, Alberta.

U.S. Indenture

The following paragraphs summarize certain provisions of the U.S. Indenture and U.S. Debentures in addition to the provisions summarized in “Description of the Debt Securities — The Indentures”.

Covenants

The covenants described in “Description of the Debt Securities — MTN Indenture — Covenants” in respect of MTN Debentures also apply to each series of U.S. Debentures, unless otherwise specified in the applicable Prospectus Supplement.

The U.S. Indenture includes other covenants, including a covenant by Bell Canada and the Guarantor to pay additional amounts on payments made to certain holders of a series of U.S. Debentures to compensate such holders for certain required tax withholdings and deductions applied to such payments (subject to the terms and conditions set forth in the U.S. Indenture), unless otherwise provided in the terms of such U.S. Debentures. This covenant, if applicable to the U.S. Debentures of a series, will be described in the applicable Prospectus Supplement.

Redemption for Changes in Withholding Taxes

The U.S. Indenture permits Bell Canada to redeem a series of U.S. Debentures, unless the terms of such series provide otherwise, if Bell Canada or the Guarantor is required to pay additional amounts on any payment to be made in respect of such series, subject to certain terms and conditions described in the U.S. Indenture. The terms of such right of redemption, if applicable to a series of U.S. Debentures, will be described in the applicable Prospectus Supplement.

Consolidation, Merger, Conveyance or Transfer

The provisions of the MTN Indenture described in “Description of the Debt Securities — MTN Indenture — Consolidation, Merger, Conveyance or Transfer” also apply to each series of U.S. Debentures, unless otherwise specified in the applicable Prospectus Supplement.

Modification and Waiver

Certain modifications and amendments to the U.S. Indenture applicable to each series of U.S. Debentures may be made without the consent of the holders of the U.S. Debentures. These modifications and amendments are limited to clarifications and certain other changes that would not adversely affect in any material respect holders of the U.S. Debentures.

Other modifications and amendments may be made with the consent of the holder(s) of not less than a majority in aggregate principal amount of the U.S. Debentures of the series outstanding under the U.S. Indenture that are affected by the modification or amendment, including any change or elimination of any provision of the U.S. Indenture and any modification of any right of the holders of U.S. Debentures.

However, no modification or amendment may be made without the consent of the holder of each U.S. Debenture that would: (i) change the stated maturity date of its principal amount; (ii) change its principal amount or any premium or rate of interest thereon; (iii) change the places at which payments are payable or the currency of payment; (iv) impair the right to sue for the enforcement of any payment due and payable, to the extent that such right exists; (v) reduce the percentage in aggregate principal amount of outstanding U.S. Debentures of the series necessary to modify or amend the indenture or to waive compliance with certain provisions of the indenture and certain defaults and their consequences; and (vi) modify the foregoing requirements or the provisions of the U.S. Indenture relating to the waiver of compliance with certain covenants of the U.S. Indenture and certain defaults and their consequences, except as otherwise specified.

Defeasance

The applicable Prospectus Supplement will contain a description of Bell Canada’s ability to legally release itself from any payment or other obligations with respect to the series of U.S. Debentures described in such Prospectus Supplement (called “full defeasance”), and from certain of the restrictive covenants applicable to such series of U.S. Debentures (called “covenant defeasance”), provided specified conditions are satisfied.

Events of Default

The events of default described in “Description of the Debt Securities — MTN Indenture — Events of Default” in respect of MTN Debentures also apply to each series of U.S. Debentures.

If an event of default with respect to a series of U.S. Debentures has occurred and is continuing, the Trustee may in its discretion, and shall upon the request in writing of the holders of at least 25% of the principal amount of the U.S. Debentures of such series issued and outstanding under the U.S. Indenture, subject to any waiver of default under the U.S. Indenture, by notice in writing to Bell Canada and the Guarantor declare the principal and interest on all U.S. Debentures of such series then outstanding under the U.S. Indenture and other money payable thereunder to be due and payable.

Book-entry and other indirect holders should consult their banks, brokers or other financial institutions for information on how to give notice or direction to, or make a request of, the Trustee and to make or cancel a declaration of acceleration.

Trustee

The Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act of 1939. Subject to the provisions of the Trust Indenture Act of 1939, the Trustee under the U.S. Indenture is under no obligation to exercise any of the powers vested in it by the U.S. Indenture at the request of any holder of U.S. Debentures, unless offered reasonable security or indemnity by the holder against the costs, expenses and liabilities that might be incurred thereby.

Transfer Agent and Registrar

The register for the U.S. Debentures will be kept at the principal office of The Bank of New York Mellon, in New York, and facilities for registration, exchange and transfer of the U.S. Debentures will be maintained at its corporate trust office at 240 Greenwich Street, New York, NY 10286. If Bell Canada designates additional transfer agents, they will be named in the Prospectus Supplement. Bell Canada may cancel the designation of any particular transfer agent. Bell Canada may also approve a change in the office through which any transfer agent acts.

Subordinated Indenture

The following paragraphs summarize certain provisions of the Subordinated Indenture in addition to the provisions summarized in “Description of the Debt Securities — The Indentures”.

Subordination

The Subordinated Indenture provides that the indebtedness evidenced by the Subordinated Debentures is subordinate in right of payment to the prior payment in full of all Senior Debt of Bell Canada, whether outstanding on or created, incurred, assumed or guaranteed after the date of the Subordinated Indenture. “Senior Debt” is defined, in effect, as the principal of, premium, if any, interest on and all other amounts in respect of: (i) indebtedness, other than indebtedness represented by the Subordinated Debentures, issued, assumed or guaranteed by Bell Canada for borrowed money or for the deferred purchase price of property; (ii) all other liabilities of Bell Canada; and (iii) renewals, extensions or refundings of any indebtedness referred to in the foregoing clauses (i) and (ii), except, in each case, those which by their terms rank in right of payment equally with or subordinate to the Subordinated Debentures.

In the event of the insolvency or winding-up of Bell Canada the holders of all Senior Debt are entitled to receive payment in full before the holders of the Subordinated Debentures are entitled to receive any payment. Notwithstanding the subordination provisions, Bell Canada may, except during any such insolvency or winding-up proceedings, make payments of principal of, premium, if any, and interest on the Subordinated Debentures.

Similarly, in the event of the insolvency or winding-up of Bell Canada, the indebtedness of the Guarantor evidenced by the Guarantee of the Subordinated Debentures (the “Guaranteed Obligations”) will be subordinated in right of payment to the prior payment in full of all Senior Guaranteed Obligations (as defined below) of the Guarantor, whether such Senior Guaranteed Obligations were outstanding on the date on which the Guarantor entered into the Guarantee or were thereafter granted, incurred, or assumed by the Guarantor. “Senior Guaranteed Obligations” means any and all payment obligations of the Guarantor arising from a guarantee of Bell Canada’s payment obligations (but excluding the Guaranteed Obligations or any other guarantee of Bell Canada’s payment obligations by the Guarantor which by its terms ranks in right of payment equally with or subordinated to the Guaranteed Obligations) whether such guarantee is outstanding on the date hereof or hereafter granted, incurred, or assumed by the Guarantor, and, for greater certainty includes the Guarantor’s payment obligations under: (i) the indenture dated as of July 1, 1976 and indentures supplemental thereto executed by Bell Canada in favour of The Royal Trust Company (the predecessor company of CIBC Mellon Trust Company), as trustee, and indentures supplemental thereto executed by Bell Canada in favour of CIBC Mellon Trust Company, as trustee, and (ii) the MTN Indenture.

As a result of these subordination provisions, in the event of Bell Canada’s insolvency, holders of Subordinated Debentures may recover less than general creditors of Bell Canada.

Events of Default

The Subordinated Indenture provides that any of the following constitutes an event of default: (i) default in the payment of the principal of or premium, if any, on any Subordinated Debenture when the same becomes due and payable; (ii) default in the payment of any installment of interest on any Subordinated Debenture when the same becomes due and payable and continuation of such default for a period of 90 days; (iii) default in the payment of any purchase or sinking fund installment on any Subordinated Debenture when the same shall become due and payable and continuation of such default for a period of 30 days; (iv) default in the performance or observance of any covenant, agreement or condition of the Subordinated Indenture and continuation of such default for a period of 90 days after written notice has been given by the Trustee to Bell Canada specifying such default and requiring Bell Canada to remedy the same or after written notice by the holders of not less than 25% in principal amount of the Subordinated Debentures at the time outstanding; and (v) certain events of insolvency or bankruptcy and, in certain cases, continuation of such events for a period of 60 days.

If an event of default has occurred under the Subordinated Indenture and is continuing, the Trustee may in its discretion and shall upon the request in writing of the holders of at least 25% of the principal amount of the Subordinated Debentures issued and outstanding under the Subordinated Indenture, subject to any waiver of default under the Subordinated Indenture, by notice in writing to Bell Canada declare the principal and interest on all Subordinated Debentures then outstanding under the Subordinated Indenture and other money payable thereunder to be due and payable.

Reorganization, Reconstruction, Consolidation and Amalgamation

The Subordinated Indenture permits the reorganization or reconstruction of Bell Canada or the consolidation, amalgamation or merger of Bell Canada with any other corporation and permits the transfer by Bell Canada of its undertakings and assets as a whole or substantially as a whole to another corporation, provided that: (i) either at the time of or immediately after giving effect to such transaction, no condition or event shall exist as to Bell Canada or such successor or assign which constitutes or would constitute an event of default thereunder; (ii) such successor or assign expressly assumes all of the covenants to be performed by Bell Canada thereunder; and (iii) every such transaction shall be made on such terms and at such times and otherwise in such manner as shall be approved by Bell Canada and by the Trustee as being in no way prejudicial to the interests of the holders of debentures.

Modification

The provisions of the MTN Indenture described in “Description of the Debt Securities — MTN Indenture — Modification” also apply to the Subordinated Debentures.

Transfer Agent and Registrar

The register for the Subordinated Debentures will be kept at the principal office of BNY Trust Company of Canada acting as administrative agent for CIBC Mellon Trust Company, in Montréal, and facilities for registration, exchange and transfer of the Subordinated Debentures will be maintained at its offices in Montréal, Québec, Toronto, Ontario, Vancouver, British Columbia and Calgary, Alberta.

EARNINGS COVERAGE RATIOS

The following earnings coverage ratios are calculated for the twelve-month periods ended December 31, 2018 and March 31, 2019 and give effect to the issuance and redemption of all long-term debt since January 1, 2018 and April 1, 2018, respectively, including (i) the issuance by Bell Canada of US$600,000,000 principal amount ($808,560,000 in Canadian dollars converted using the Bank of Canada average daily exchange rate at May 7, 2019 of US$1.00 equals $1.3476) of 4.300% Series US-2 Notes, due July 29, 2049, (ii) the issuance by Bell Canada of $600,000,000 principal amount of 2.75% Debentures, Series M-49, due January 29, 2025 and (iii) the expected redemption of Bell Canada’s $1,000,000,000 principal amount of 3.25% Debentures, Series M-27, due June 17, 2020 and Bell Canada’s $400,000,000 principal amount of 3.54% Debentures, Series M-37, due June 12, 2020. The interest expense in the earnings coverage ratios presented in this section has been adjusted to take into account the impact of adopting IFRS 16 on January 1, 2019 for the 12 months ended December 31, 2018 and March 31, 2019.

After giving effect to the above transactions, BCE’s interest on debt requirements amounted to $1,167 million and $1,177 million for the twelve-month periods ended December 31, 2018 and March 31, 2019, respectively. BCE’s net earnings attributable to owners of BCE before interest expense and income tax was $4,924 million and $5,106 million, for the twelve-month periods ended December 31, 2018 and March 31, 2019, respectively, which is 4.2 times and 4.3 times BCE’s interest on debt requirements for such periods. BCE’s net earnings attributable to owners of BCE before interest expense, income tax and non-controlling interest were $4,968 million and $5,151 million for the twelve-month periods ended December 31, 2018 and March 31, 2019, respectively, which is 4.3 and 4.4 times BCE’s interest on debt requirements for such periods.

The earnings coverage ratios set out above do not purport to be indicative of an earnings coverage ratio for any future period.

PLAN OF DISTRIBUTION

Bell Canada may offer and sell the Debt Securities to or through underwriters or dealers purchasing as principals, and it may also sell the Debt Securities to one or more purchasers directly or through agents. Debt Securities may be sold from time to time in one or more transactions at a fixed price or prices, or at non-fixed prices.

If offered on a non-fixed price basis, the Debt Securities may be offered at prevailing market prices at the time of sale or at prices to be negotiated with purchasers. The prices at which the Debt Securities may be offered may vary as between purchasers and during the period of distribution. Consequently, any dealer’s overall compensation will increase or decrease by the amount by which the aggregate price paid for the Debt Securities by the purchasers exceeds or is less than the gross proceeds paid by the dealers, acting as principals, to Bell Canada.

If, in connection with the offering of Debt Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Debt Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Debt Securities is less than the gross proceeds paid by the underwriters to Bell Canada.

A Prospectus Supplement will identify each underwriter, dealer or agent engaged by Bell Canada, as the case may be, in connection with the offering and sale of a particular series or issue of Debt Securities, and will also set forth the terms of the offering, including the public offering price (or the manner of determination thereof, if offered on a non-fixed price basis), the proceeds to Bell Canada and any compensation payable to the underwriters, dealers or agents.

Under agreements which may be entered into by Bell Canada, underwriters, dealers and agents who participate in the distribution of the Debt Securities may be entitled to indemnification by Bell Canada against certain liabilities, including liabilities arising out of any misrepresentation in this Prospectus and the documents incorporated by reference herein, other than liabilities arising out of any misrepresentation made by underwriters, dealers or agents who participate in the offering of the Debt Securities.

Each series or issue of Debt Securities will be a new issue of securities with no established trading market. In accordance with rules and policy statements of certain Canadian securities regulators, the underwriters, dealers or agents, as the case may be, may not, throughout the period of distribution of a series of Debt Securities, bid for or purchase such series of Debt Securities. The foregoing restriction is subject to exceptions, on the condition that the bid or purchase is not engaged in for the purpose of creating actual or apparent active trading in, or raising prices of, such series of Debt Securities. These exceptions include a bid or purchase permitted under the Universal Market Integrity Rules of the Investment Industry Regulatory Organization of Canada relating to market stabilization and passive market-making activities and a bid or purchase made for and on behalf of a customer where the order was not solicited during the period of distribution. Subject to the foregoing and applicable laws, in connection with the offering, and subject to the first exception mentioned above, the underwriters, dealers or agents, as the case may be, may engage in over-allotment and stabilizing transactions and purchases to cover short positions created by the underwriters, dealers or agents, as the case may be, in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of a particular series of Debt Securities and short positions created by the underwriters, dealers or agents, as the case may be, involving the sale by the underwriters, dealers or agents, as the case may be, of a greater number of Debt Securities of such series than may be offered by Bell Canada in the offering. These activities may stabilize, maintain or otherwise affect the market price of the Debt Securities, which may be higher than the price that might otherwise prevail in the open market; these activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

Any underwriters, dealers or agents to or through whom Debt Securities are sold by Bell Canada for public offering and sale may make a market in the Debt Securities, but such underwriters, dealers or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that a trading market in the Debt Securities of any series or issue will develop or as to the liquidity of any trading market for the Debt Securities.

RISK FACTORS

An investment in the Debt Securities involves risks. Prospective investors in the Debt Securities should carefully consider the information contained in, or incorporated by reference in, this Prospectus, including, without limitation, the risk factors disclosed in section 9 entitled “Business risks” of the BCE 2018 Annual MD&A included on pages 93 to 99 of the BCE 2018 Annual Report, as well as in the other sections of the BCE 2018 Annual MD&A referred to therein, as updated in sections 6 and 7 of the BCE 2019 First Quarter MD&A entitled “Regulatory environment” and “Business risks”, respectively, on pages 26, 27 and 28 of the BCE 2019 First Quarter Shareholder Report, as such disclosure shall be updated from time to time in BCE’s and Bell Canada’s continuous disclosure documents incorporated by reference herein, and the risk factors described below.

Debt Securities Denominated or Payable in Foreign Currencies

Debt Securities denominated or payable in foreign currencies may entail significant risks, and the extent and nature of such risks change continuously. These risks include, without limitation, the possibility of significant fluctuations in the foreign currency market, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved. Prospective purchasers should consult their own financial and legal advisors as to the risks entailed in an investment in Debt Securities denominated in currencies other than Canadian dollars. Such Debt Securities are not an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions.

Limited Market

There is currently no market through which the Debt Securities may be sold and purchasers may not be able to resell the Debt Securities issued hereunder. This may affect the pricing of the Debt Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the securities, and the extent of issuer regulation. Also, it cannot be assured that a secondary market for trading in the Debt Securities will develop or that any secondary market which does develop will continue.

Unsecured Debt Securities, Additional Indebtedness and Structural Subordination

Although the Debt Securities and the Guarantee may not necessarily be subordinated to any other indebtedness, they are not secured. Furthermore, although Bell Canada’s and BCE’s various debt instruments restrict the incurrence of secured indebtedness, such indebtedness may, subject to certain conditions, be incurred. In addition, Bell Canada’s and BCE’s subsidiaries may incur indebtedness. Although BCE is the Guarantor of the Debt Securities that may be issued from time to time hereunder, it is not subject to the limitation on liens and other covenants under the Indentures. Consequently, BCE may, subject to the limitations and covenants under its own debt instruments, incur substantial additional indebtedness, which could make it more difficult for BCE to fulfill its Guarantee obligations with respect to the Debt Securities. The Debt Securities will be effectively subordinated to the creditors of Bell Canada’s subsidiaries and the Guarantee will be effectively subordinated to the creditors of BCE’s subsidiaries, in that the right of Bell Canada or BCE, as the case may be, to participate as a shareholder in the distribution of the assets of any subsidiary upon any such distribution would be subject to the prior claims of the creditors of such subsidiary.

Credit Ratings

There is no assurance that the credit rating, if any, assigned to Debt Securities issued hereunder will remain in effect for any given period of time or that any rating will not be revised or withdrawn entirely by the relevant rating agency in the future if in its judgment circumstances so warrant. A revision or withdrawal of such rating may have an adverse effect on the market value of the Debt Securities.

TAXATION

The applicable Prospectus Supplement will describe the material Canadian and United States federal income tax consequences to an initial investor acquiring Debt Securities, including whether payments of principal, premium, if any, and interest in respect of the Debt Securities will be subject to Canadian non-resident withholding tax and any United States Federal income tax consequences relating to Debt Securities payable in a currency other than U.S. dollars, Debt Securities that are subject to early redemption or other special terms.

LEGAL MATTERS

Unless otherwise specified in the Prospectus Supplement relating to a particular offering of Debt Securities, certain legal matters relating to the issuance of the Debt Securities will be passed upon by Stikeman Elliott LLP and Sullivan & Cromwell LLP on behalf of the Corporation.

EXPERTS

Deloitte LLP, the external auditor of BCE, reported on BCE’s audited consolidated financial statements for each of the two years in the period ended December 31, 2018 and on the effectiveness of BCE’s internal control over financial reporting as of December 31, 2018, which reports are incorporated by reference herein. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. Deloitte LLP is independent of BCE within the meaning of the Code of Ethics of the Ordre des comptables professionnels agréés du Québec and within the meaning of the U.S. Securities Act of 1933, as amended, and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States).

ENFORCEABILITY OF CIVIL LIABILITIES UNDER THE U.S. FEDERAL SECURITIES LAWS

BCE and Bell Canada are Canadian companies and are governed by the laws of Canada. A substantial portion of their assets is located outside the United States and some or all of the directors and officers and some or all of the experts named in this Prospectus are residents of Canada. As a result, it may be difficult for investors to effect service within the United States upon BCE or Bell Canada and those directors, officers and experts, or to realize in the United States upon judgments of courts of the United States predicated upon civil liability of BCE or Bell Canada and such directors, officers or experts under the United States federal securities laws. BCE and Bell Canada have been advised by external counsel that there is doubt as to the enforceability in a Canadian court in original actions, or in actions to enforce judgments of United States courts, of civil liabilities predicated upon United States federal securities laws.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been filed with the SEC as part of the Registration Statement of which this Prospectus is a part: (i) the documents listed in the second paragraph under “Documents Incorporated by Reference”; (ii) the consent of Deloitte LLP, independent registered public accounting firm; (iii) powers of attorney from directors and officers of BCE and Bell Canada; (iv) the MTN Indenture; (v) the Subordinated Indenture; (vi) the U.S. Indenture; and (vii) the Form T-1 of The Bank of New York Mellon.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO

OFFEREES OR PURCHASERS

Indemnification

The directors of BCE Inc. (“BCE”) adopted on May 27, 2003 (as subsequently amended), and the directors of Bell Canada (together with BCE, the “Co-Registrants”) also adopted on May 27, 2003 (as subsequently amended), a resolution providing as follows:

Section 8 — INDEMNIFICATION OF DIRECTORS AND OFFICERS AND OTHER INDIVIDUALS —

Subject to the limitations contained in the CBCA but without limit to the right of the Corporation to indemnify any person under the CBCA or otherwise, the Corporation shall indemnify a Director or Officer, a former Director or Officer or another individual who acts or acted at the Corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation or other entity if (a) such individual acted honestly and in good faith with a view to the best interests of the Corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Corporation’s request; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such individual had reasonable grounds for believing that such individual’s conduct was lawful. The Corporation shall advance moneys to the Director, Officer or other individual for the costs, charges and expenses of a proceeding referred to herein provided that the individual shall repay the moneys if the individual does not fulfill the conditions of subsection 124(3) of the CBCA.

This resolution represents, in general terms, the extent to which directors and officers may be indemnified by a Co-Registrant under the Canada Business Corporations Act (“CBCA”), the governing Act to which each Co-Registrant is subject. Except in the case of an action taken by a Co-Registrant or of a derivative action taken by a shareholder on behalf of such Co-Registrant, as provided below, the CBCA provides that a director or officer may be indemnified by such Co-Registrant against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the director or officer is involved because of that association with a Co-Registrant if (i) such individual acted honestly and in good faith with a view to the best interests of such Co-Registrant; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such individual had reasonable grounds for believing that the individual’s conduct was lawful. The right of indemnification is more limited where directors or officers are sued by the applicable Co-Registrant or on its behalf by a shareholder. In those cases, each Co-Registrant may, with the approval of a court, indemnify directors and officers against all costs, charges and expenses reasonably incurred by the individual in connection with such action, but not the amount of the judgment or settlement of an action, provided the individual fulfills the conditions of (i) and (ii) above. A director or officer must be indemnified for costs, charges and expenses if he was not judged by the court or other competent authority to have committed any fault or omitted to do anything that such director or officer ought to have done and fulfils the conditions of (i) and (ii) above. A Co-Registrant may advance moneys to a director or officer for the costs, charges and expenses referred to above, provided that such director or officer shall repay the moneys if the individual does not fulfil the conditions of (i) and (ii) above.

The directors and officers of the Co-Registrants are covered by a directors’ and officers’ liability insurance policy indemnifying, subject to its terms and conditions, against certain civil liabilities which might be incurred by them in such capacities.

In addition, each director and certain officers of the Co-Registrants have entered into indemnification agreements with the Co-Registrants generally providing for indemnification of such person for liabilities incurred in connection with his or her service as a director or officer and obliging the Co-Registrants to maintain liability insurance to support their indemnification obligations under such agreement.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Co-Registrants pursuant to the foregoing provisions, the Co-Registrants have been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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EXHIBITS

The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein.

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PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.	Undertaking.

The Co-Registrants undertake to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2.	Consent to Service of Process.

Concurrently with the filing of this registration statement, the Co-Registrants are filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

Concurrently with the filing of this registration statement, any non-U.S. person acting as trustee with respect to the registered securities shall file with the Commission a written irrevocable consent and power of attorney on Form F-X.

Any change to the name or address of the agent for service of the Co-Registrants shall be communicated promptly to the Commission by amendment to the applicable Form F-X referencing the file number of the relevant registration statement.

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INDEX TO EXHIBITS

Exhibit No.

4.1	The unaudited selected summary financial information of Bell Canada for the periods ended December 31, 2018 and 2017 (incorporated by reference to Exhibit 99.5 of BCE’s Form 40-F filed with the Securities and Exchange Commission (the “Commission”) on March 7, 2019 (the “Form 40-F”)).

4.2	The annual consolidated financial statements of BCE for the years ended December 31, 2018 and 2017, including consolidated statements of financial position as at December 31, 2018, December 31, 2017 and January 1, 2017 and the consolidated income statements, consolidated statements of comprehensive income, consolidated statements of changes in equity, and consolidated statements of cashflows for each of the two years in the period ended December 31, 2018 and related notes, together with the Report of Independent Registered Public Accounting Firm thereon and the Report of Independent Registered Public Accounting Firm on BCE’s internal control over financial reporting as of December 31, 2018 (incorporated by reference to Exhibit 99.2 to the Form 40-F).

4.3	The management’s discussion and analysis of BCE for the years ended December 31, 2018 and 2017 (incorporated by reference to Exhibit 99.2 of the Form 40-F).

4.4	The Annual Information Form of BCE for the year ended December 31, 2018 (incorporated by reference to Exhibit 99.1 of the Form 40-F).

4.5	The interim unaudited selected summary financial information of Bell Canada for the three months ended March 31, 2019 and 2018 (incorporated by reference to Exhibit 99.5 of BCE’s Form 6-K, furnished to the Commission on May 2, 2019).

4.6	The interim unaudited consolidated financial statements of BCE for the three months ended March 31, 2019 including consolidated statements of financial position as at March 31, 2019 and December 31, 2018 and the consolidated income statements, consolidated statements of comprehensive income, consolidated statements of changes in equity, and consolidated statements of cashflows for the three months ended March 31, 2019 and March 31, 2018 and related notes (incorporated by reference to Exhibit 99.1 to BCE’s Form 6-K, furnished to the Commission on May 2, 2019).

4.7	The management’s discussion and analysis of BCE for the three months ended March 31, 2019 (incorporated by reference to Exhibit 99.1 to BCE’s Form 6-K, furnished to the Commission on May 2, 2019).

4.8	The notice of annual meeting and management proxy circular of BCE dated March 7, 2019, in connection with the annual meeting of BCE’s shareholders held on May 2, 2019 (incorporated by reference to Exhibit 99.1 to BCE’s Form 6-K, furnished to the Commission on March 26, 2019).

5.1	Consent of Deloitte LLP.

6.1	Powers of Attorney (included on the signature pages of this registration statement).

7.1	Trust Indenture dated as of November 28, 1997 between Bell Canada, as issuer, and CIBC Mellon Trust Company, as trustee (incorporated by reference to Exhibit 7.1 to the Co-Registrants’ Form F-9 filed with the Commission on August 5, 2011 (the “Form F-9”)).

7.2	First Supplemental Trust Indenture dated as of July 12, 1999 between Bell Canada, as issuer, and CIBC Mellon Trust Company, as trustee (incorporated by reference to Exhibit 7.2 to the Form F-9).

7.3	Second Supplemental Trust Indenture dated as of February 1, 2007 among Bell Canada, as issuer, BCE, as guarantor and CIBC Mellon Trust Company, as trustee (incorporated by reference to Exhibit 7.3 to the Form F-9).

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Exhibit No.

7.4	Trust Indenture dated as of April 17, 1996 between Bell Canada, as issuer, and Montreal Trust Company (the predecessor company of Computershare Trust Company of Canada), as trustee (incorporated by reference to Exhibit 7.4 to the Form F-9).

7.5	First Supplemental Trust Indenture dated as of April 17, 1996 between Bell Canada, as issuer, and Montreal Trust Company (the predecessor company of Computershare Trust Company of Canada), as trustee (incorporated by reference to Exhibit 7.5 to the Form F-9).

7.6	Second Supplemental Trust Indenture dated as of December 30, 1996 between Bell Canada, as issuer, and Montreal Trust Company (the predecessor company of Computershare Trust Company of Canada), as trustee (incorporated by reference to Exhibit 7.6 to the Form F-9).

7.7	Third Supplemental Trust Indenture dated as of April 1, 2003 between Bell Canada, as issuer, Montreal Trust Company of Canada, as initial trustee, and Computershare Trust Company of Canada, as replacement trustee (incorporated by reference to Exhibit 7.7 to the Form F-9).

7.8	Fourth Supplemental Trust Indenture dated as of February 1, 2005 between Bell Canada, as issuer, and Computershare Trust Company of Canada, as trustee (incorporated by reference to Exhibit 7.8 to the Form F-9).

7.9	Fifth Supplemental Trust Indenture dated as of January 1, 2007 between Bell Canada, as issuer, and Computershare Trust Company of Canada, as trustee (incorporated by reference to Exhibit 7.9 to the Form F-9).

7.10	Sixth Supplemental Trust Indenture dated as of February 1, 2007 between Bell Canada, as issuer, BCE, as guarantor, and Computershare Trust Company of Canada, as trustee (incorporated by reference to Exhibit 7.10 to the Form F-9).

7.11	Seventh Supplemental Trust Indenture dated as of January 1, 2017 between Bell Canada, as issuer, BCE, as guarantor, and Computershare Trust Company of Canada, as trustee (incorporated by reference to Exhibit 99.2 to BCE’s Form 6-K, furnished to the Commission on January 6, 2017).

7.12	Eight Supplemental Trust Indenture dated as of April 1, 2017 between Bell Canada, as issuer, BCE, as guarantor, and Computershare Trust Company of Canada, as trustee (incorporated by reference to Exhibit 99.3 to BCE’s Form 6-K, furnished to the Commission on April 5, 2017).

7.13	Ninth Supplemental Trust Indenture dated as of October 1, 2018 between Bell Canada, as issuer, BCE, as guarantor, and Computershare Trust Company of Canada, as trustee (incorporated by reference to Exhibit 99.3 to BCE’s Form 6-K, furnished to the Commission on October 11, 2018).

7.14	Tenth Supplemental Trust Indenture dated as of January 1, 2019 between Bell Canada, as issuer, BCE, as guarantor, and Computershare Trust Company of Canada, as trustee (incorporated by reference to Exhibit 99.3 to BCE’s Form 6-K, furnished to the Commission on January 9, 2019).

7.15	Indenture, dated as of September 12, 2016, among Bell Canada, as issuer, BCE, as guarantor, and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 7.11 to the Co-Registrants’ Form F-10 filed with the Commission on September 13, 2016).

7.16	Statement of Eligibility of Trustee on Form T-1 with respect to Exhibit 7.15 above.

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SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Co-Registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montréal, Province of Québec, Canada, on this 23rd day of May, 2019.

BELL CANADA

By:	/s/ George A. Cope
Name:	George A. Cope
Title:	President and Chief Executive Officer

BCE INC.

By:	/s/ George A. Cope
Name:	George A. Cope
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title with Co-Registrant	Date

/s/ George A. Cope	President and Chief Executive Officer, and Director, BCE Inc. and Bell Canada (Principal Executive Officer)	May 23, 2019
George A. Cope

/s/ Glen LeBlanc	Executive Vice-President and Chief Financial Officer, BCE Inc. and Bell Canada (Principal Financial Officer)	May 23, 2019
Glen LeBlanc

/s/ Thierry Chaumont	Senior Vice-President and Controller, BCE Inc. and Bell Canada (Principal Accounting Officer)	May 23, 2019
Thierry Chaumont

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints each of Mirko Bibic, Glen LeBlanc, Michel Lalande and Curtis Millen as his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act, and any rules, regulations and requirements of the Securities and Exchange Commission (the “Commission”) thereunder, in connection with the registration under the Securities Act of debt securities of Bell Canada and the guarantee of BCE of such debt securities, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name, in his or her capacity as a member of the Board of Directors of the Co-Registrants, on any and all amendments, including post-effective amendments, to the registration statement relating to such debt securities and such guarantee of debt securities and on any and all instruments and documents filed as part of or in connection with the registration statement and any and all amendments thereto, including post-effective amendments.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title with Co-Registrant	Date

/s/ Gordon M. Nixon Gordon M. Nixon	Chairman and Director, BCE Inc. and Bell Canada	May 23, 2019

/s/ Barry K. Allen Barry K. Allen	Director, BCE Inc. and Bell Canada	May 23, 2019

/s/ Sophie Brochu Sophie Brochu	Director, BCE Inc. and Bell Canada	May 23, 2019

/s/ Robert E. Brown Robert E. Brown	Director, BCE Inc. and Bell Canada	May 23, 2019

/s/ David F. Denison David F. Denison	Director, BCE Inc. and Bell Canada	May 23, 2019

/s/ Robert P. Dexter Robert P. Dexter	Director, BCE Inc. and Bell Canada	May 23, 2019

/s/ Ian Greenberg Ian Greenberg	Director, BCE Inc. and Bell Canada	May 23, 2019

/s/ Katherine Lee Katherine Lee	Director, BCE Inc. and Bell Canada	May 23, 2019

/s/ Monique F. Leroux Monique F. Leroux	Director, BCE Inc. and Bell Canada	May 23, 2019

/s/ Calin Rovinescu Calin Rovinescu	Director, BCE Inc. and Bell Canada	May 23, 2019

/s/ Karen Sheriff Karen Sheriff	Director, BCE Inc. and Bell Canada	May 23, 2019

/s/ Robert C. Simmonds Robert C. Simmonds	Director, BCE Inc. and Bell Canada	May 23, 2019

/s/ Paul R. Weiss Paul R. Weiss	Director, BCE Inc. and Bell Canada	May 23, 2019

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Bell Canada and BCE Inc. in the United States, in the City of Newark, State of Delaware on this 23rd day of May, 2019.

Puglisi & Associates (Authorized U.S. Representative)

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

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